Exhibit 10.134

THIRD AMENDMENT TO CONSTRUCTION, ACQUISITION
AND INTERIM LOAN AGREEMENT AND TO GUARANTIES

This Third Amendment to Construction, Acquisition and Interim Loan Agreement and to Guaranties (this “Amendment”) is made as of April 8, 2011 (the “Amendment Effective Date”) by and among KEYBANK NATIONAL ASSOCIATION, a national banking association for itself and as Administrative Agent for the Lenders (as such capitalized terms, and any other capitalized terms used in this Amendment and not otherwise defined, are defined in the Loan Agreement described below), KIERLAND CROSSING, LLC, a Delaware limited liability company (“Borrower”), GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“Guarantor”) and the financial institutions which are signatories hereto (together with KeyBank National Association in its individual capacity, collectively the “Lenders”).

RECITALS

WHEREAS, the Administrative Agent, the Lenders and the Borrower entered into that certain Construction, Acquisition and Interim Loan Agreement dated as of November 30, 2007 (the “Original Agreement”), as amended by a First Amendment to Construction, Acquisition and Interim Loan Agreement and to Limited Payment and Performance Guaranty dated as of May 14, 2010 (the “First Amendment”) and a Second Amendment to Construction, Acquisition and Interim Loan Agreement and to Guaranties dated as of October 15, 2010 (the “Second Amendment” and collectively with the Original Agreement and the First Amendment, the “Loan Agreement”);

WHEREAS, in connection with the Loan Agreement, Guarantor has, among other things, executed and delivered that certain Limited Payment and Performance Guaranty dated as of November 30, 2007, as amended by the First Amendment and the Second Amendment, for the benefit of the Lenders with respect to the obligations of Borrower under the Loan Agreement and the other Loan Documents (the “Payment Guaranty”);

WHEREAS, in connection with the Loan Agreement, Guarantor has, among other things, executed and delivered that certain Completion and Payment Guaranty dated as of November 30, 2007, as amended by the Second Amendment, for the benefit of the Lenders with respect to the obligations of Borrower under the Loan Agreement and the other Loan Documents (the “Completion Guaranty”, and together with the Payment Guaranty, the “Guaranties”);

WHEREAS, the Borrower and Guarantor have requested that the Administrative Agent and the Lenders agree to increase the current Maximum Loan Amount, modify the conditions to the First Extension Option and make certain other modifications to the Loan Agreement and the Guaranties;

WHEREAS, the Administrative Agent and the Required Lenders are willing to make such modifications provided that the current maximum Loan Commitment is reduced, the maximum Loan Commitment applicable at the beginning of the Second Extension Period is reduced and no further increases therein are permitted during the Second Extension Period and certain other modifications to the Loan Agreement and the Guaranties are made;

NOW THEREFORE in consideration of the foregoing and the mutual covenants agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment Effective Date. This Amendment shall become effective upon the Amendment Effective Date, which is the date on which this Amendment has been executed by the Borrower, the Guarantor and the Required Lenders and delivered to the Administrative Agent.

2. Changes to Defined Terms. Section 1 of the Loan Agreement, along with the Recitals thereto, shall be amended, as of the Amendment Effective Date, by deleting the existing definitions of “Loan Commitment” and “Pro Forma DSCR” in their entirety and replacing them with the following:

“Loan Commitment” means $165,000,000, subject to (i) reduction at the option of Borrower as provided in Section 2.1(a) below and (ii) mandatory reduction upon the first day of the Second Extension Period, if exercised, to the then-current Maximum Loan Amount.  The respective Percentages of the Lenders with respect to the Loan Commitment are set forth in Schedule 1.1.

“Pro Forma DSCR” means, as of any date, the ratio of (A) the then-current Pro Forma NOI  to (B) the then-current Implied Annual Debt Service using the then-current Maximum Loan Amount or, for purposes of determining any increase in the Maximum Loan Amount under Section 2.1(a) below based on an Appraisal which Borrower elects to direct the Administrative Agent to order prior to June 30, 2011, the greatest Maximum Loan Amount that will not cause the Pro Forma DSCR to be less than 1.25 to 1.0.

3. New Defined Terms.  The following new defined terms are added to Section 1 of the Loan Agreement as of the Amendment Effective Date:

“Third Amendment Effective Date” means April 8 , 2011.”

4. Maximum Loan Amount. Subsection (a) of Section 2.1 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting existing Subsection 2.1(a) and replacing it with the following:

“(a) The maximum aggregate amount of all Loans to be made hereunder (the “Maximum Loan Amount”) shall be $143,600,000 as of the Third Amendment Effective Date. Borrower shall have the option to seek a subsequent increase in the Maximum Loan Amount to an amount determined as set forth below by directing Administrative Agent not later than June 30, 2011 to order at Borrower’s expense an updated Appraisal.  The increased Maximum Loan Amount based on such Appraisal shall equal the lowest of (A) seventy-five percent (75%) of the projected value of the full Project on Stabilization as set out in such Appraisal and approved by the Administrative Agent or (B) the largest Maximum Loan Amount that will produce a Pro Forma DSCR of 1.25 to 1.0 or (C) one hundred percent (100%) of the projected value indicated in such updated Appraisal for Phase I and Phase II of the Project alone at Stabilization, provided that in no event shall the Maximum Loan Amount be increased as a result of such Appraisal to an amount in excess of $150,000,000. Any such increase in the Maximum Loan Amount shall become effective five (5) Business Days after such updated Appraisal of the Project has been approved by the Administrative Agent. If the Maximum Loan Amount shall at any time be less than the then current Outstanding Loan Amount, then Borrower shall, within five (5) business days after written demand from the Administrative Agent, either (i) repay a sufficient amount of Loans to reduce the Outstanding Loan Amount to an amount equal to or less than the reduced Maximum Loan Amount or (ii) deposit funds into a cash collateral account with the Administrative Agent for the benefit of the Lenders sufficient, when added to such Maximum Loan Amount, to equal or exceed the then current Outstanding Loan Amount.

The Maximum Loan Amount shall be subject to increase to a Maximum Loan Amount of up to $165,000,000 as selected by Borrower provided that (A) Tenants have either accepted possession of their demised premises for purposes of installing tenant improvements therein or taken occupancy of such demised premises for business purposes under their Leases (which Leases have been approved by the Administrative Agent to the extent required hereunder) at rental rates which would provide for an In-Place DSCR of at least 1.25 to 1.0 using such increased Maximum Loan Amount, (B) an updated Appraisal indicates a projected value of the Project at Stabilization sufficient to cause such increased Maximum Loan Amount to be seventy-five percent (75%) or less of such projected value and (C) if the Phase III Substantial Completion has not previously been achieved, the projected value indicated in such Appraisal for Phase I and Phase II of the Project alone at Stabilization is sufficient to cause such increased Maximum Loan Amount to be ninety percent (90%) or less of such projected value of Phase I and Phase II only. Such an increase shall be effected within five (5) Business Days after an updated Appraisal of the Project has been obtained upon request of Borrower and approved by the Administrative Agent and the Borrower has submitted to the Administrative Agent a certificate and such supporting documentation as the Administrative Agent may reasonably require to evidence that the foregoing conditions have been achieved.

Borrower shall have the right at any time on not less than five (5) Business Days prior written notice to the Administrative Agent to elect to permanently reduce the Loan Commitment from $165,000,000 to such lesser amount as Borrower may specify in such notice. Notwithstanding anything else to the contrary in this Section 2.1(a), if Borrower so exercises its right to permanently reduce the Loan Commitment, (i) if the Maximum Loan Amount in effect at the time of such reduction exceeds the reduced Loan Commitment so specified, the Maximum Loan Amount shall be automatically reduced to such reduced Loan Commitment amount and (ii) the Maximum Loan Amount may not be thereafter increased beyond such reduced Loan Commitment amount. Any such reduction in the Loan Commitment shall reduce the Commitments of the Lenders on a pro rata basis and, if the Outstanding Loan Amount is in excess of such reduced Loan Commitment, such reduction shall be conditioned upon Borrower repaying a sufficient amount of Loans to reduce the Outstanding Loan Amount to an amount equal to or less than the proposed reduced Loan Commitment.  Borrower may not elect to make any such reduction in the Loan Commitment which would cause any increase in the Borrower’s Equity Requirement.

5. Extension Options. Article 2 of the Loan Agreement is hereby amended by deleting  Section 2.6 in its entirety and replacing it with the following:

“2.6           Extension of Maturity Date

.  The Borrower shall have two (2) options (“Extension Options”) to extend the Maturity Date, one for a period of twelve (12) months ending on the First Extended Maturity Date (the “First Extension Option”) and the second for a period of twelve (12) months ending on the Second Extended Maturity Date (the “Second Extension Option”), upon satisfaction of the following conditions precedent:

(a) As of the date of Borrower’s delivery of notice of its intent to exercise an Extension Option, and as of the then-current Maturity Date, no Event of Default shall have occurred and be continuing and Borrower shall so certify in writing;

(b) Borrower shall provide Administrative Agent with written notice of the Borrower’s intent to exercise an Extension Option not less than forty-five (45) days prior to the then-current Maturity Date;

(c) Substantial Completion shall have occurred;

(d) As of the initial Maturity Date, Borrower or Guarantor shall have entered into and collaterally assigned to the Administrative Agent for the benefit of the Lenders an interest rate swap agreement with a counterparty which is a Lender or another financial institution approved by the Administrative Agent pursuant to an interest rate swap agreement providing Borrower with payments at a fixed rate on a notional amount equal to $125,000,000 for the full twelve (12) months of the First Extension Option period in exchange for the counterparty’s agreement to make payments equal to the aggregate interest that would accrue on such notional amount during the First Extension Option Period, assuming interest accrues at the LIBOR Base Rate in a series of twelve (12) one-month LIBOR Interest Periods, provided however that such interest rate swap agreement shall not in any event be secured by the Project;

(e) As of the date of Borrower’s delivery of notice of its intent to exercise the Second Extension Option and as of the First Extended Maturity Date, (A) the Actual DSCR is not less than 1.25 to 1.00 and (B) the Outstanding Loan Amount does not exceed seventy-five percent (75%) of the then-current value of the Project based on an Appraisal of the Project on an “as is” basis approved by the Administrative Agent, or if the Actual DSCR is less than 1.25 to 1.0, or the percentage of such value of the Project established by the Appraisal represented by the Outstanding Loan Amount is greater than 75% as of the date of delivery of such notice, then not later than the First Extended Maturity Date Borrower shall have made sufficient repayments of the Loans so that both of such criteria are satisfied (the “Second Extension Option Required Payment Amount”).  Notwithstanding anything herein to the contrary, no increase in the Outstanding Loan Amount shall be permitted after the First Extended Maturity Date under any circumstances.  In addition, not later than the First Extended Maturity Date, Borrower or Guarantor shall have entered into and collaterally assigned to the Administrative Agent for the benefit of the Lenders an interest rate swap agreement with a counterparty which is a Lender or another financial institution approved by the Administrative Agent pursuant to an interest rate swap agreement providing Borrower with payments at a fixed rate on a notional amount equal to $125,000,000 for the full twelve (12) months of the Second Extension Option period in exchange for the counterparty’s agreement to make payments equal to the aggregate interest that would accrue on such notional amount during the Second Extension Option Period, assuming interest accrues at the LIBOR Base Rate in a series of twelve (12) one-month LIBOR Interest Periods, provided however that such interest rate swap agreement shall not in any event be secured by the Project.

f) with respect each Extension Option on the last Business Day immediately preceding the first day of such Extension Option, Administrative Agent is paid a fee for the ratable benefit of the then-current Lenders equal to ten one-hundredths of one percent (0.10%) of the then-current  Outstanding Loan Amount (an “Extension Fee”).”

6. Amendments to Payment Guaranty. Guarantor hereby agrees that, as of the Amendment Effective Date, the Payment Guaranty shall be amended as follows:

(a) The second grammatical paragraph of Paragraph 1 of the Payment Guaranty shall be deleted and replaced with the following:

“Notwithstanding the foregoing, Guarantor’s aggregate liability remaining hereunder as of any date with respect to the principal of the Notes as described in subparagraph (a) of this Paragraph 1 shall in no event exceed the sum of (i) the amount obtained by multiplying the then-current Guaranteed Percentage by the then-current Maximum Loan Amount (as it may have been increased or decreased in accordance with Section 2.1(a) of the Loan Agreement) plus (ii) one hundred percent (100%) of an amount equal to the Second Extension Option Required Payment Amount, whether or not Borrower has elected to exercise the Second Extension Option under Section 2.6(e) of the Loan Agreement, with the obligation of Guarantor under this clause (ii) only commencing to accrue on the first to occur of (A) date of Borrower’s exercise of the Second Extension Option or (B) the First Extended Maturity Date and being released upon payment in full of such Second Extension Option Required Payment Amount, (collectively, the “Guaranteed Amount”).  Such limitation regarding the Guaranteed Percentage of the principal of the Notes shall not apply to interest, fees or any other amounts which comprise the Facility Indebtedness or to the Enforcement Costs, liability for which shall not be limited hereunder.  The term “Guaranteed Percentage” as used in this Paragraph 1 shall be fifty percent (50%).  In no event shall the Guaranteed Amount be reduced as a result of (i) principal payments made by Borrower, Guarantor or any other party with respect to the Facility Indebtedness unless and until (A) the Facility has been fully disbursed, (B) Phases I and II of the Project have been Substantially Completed, (C) unless the Borrower has properly elected not to construct the Phase III Retail Unit in accordance with Section 2.8 of the Loan Agreement, Phase III Substantial Completion has been achieved and (D) such principal payments have caused the remaining Outstanding Loan Amount to be less than the then-current Guaranteed Amount; or (ii) Administrative Agent’s foreclosure or acceptance of a deed in lieu of foreclosure with respect to any collateral securing the Indebtedness; or (iii) the payment to Administrative Agent by Guarantor of any amount pursuant to and under that certain Non-Recourse Exception Guaranty Agreement of even date herewith made by Guarantor, in favor of Administrative Agent, that certain Completion and Payment Guaranty of even date herewith made by Guarantor in favor of Administrative Agent or that certain Environmental Indemnity Agreement of even date herewith made by Guarantor and Borrower in favor of Administrative Agent. Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to Borrower in excess of the Guaranteed Amount”;

and

(b) Paragraph 17 of the Payment Guaranty shall be deleted and replaced in its entirety by the following:

“17.           Guarantor covenants and agrees, at all times through the date of full and final payment of the Facility Indebtedness of Borrower to the Administrative Agent and the Lenders, to comply, and cause the Consolidated Group to comply, with those financial covenants set forth in Sections 6.17, 6.18(c) and 6.18(d) of that certain Second Amended and Restated Credit Agreement dated as of March 30, 2011, by and among Guarantor, KeyBank National Association, as Administrative Agent and individually as a lender, and certain other lenders, as such Sections, and the defined terms used therein, exist as of March 30, 2011.  Guarantor acknowledges and agrees that its obligation to comply with such financial covenants and the defined terms used therein as they exist on March 30, 2011 shall continue, notwithstanding any amendment, modification or termination of such Second Amended and Restated Credit Agreement thereafter unless the Requisite Lenders shall have agreed in writing to amend or modify such financial covenants or the defined terms used therein.”

7. Future Appraisals. Section 15.2 of the Loan Agreement shall be amended as of the Amendment Effective Date by deleting the existing first sentence of Section 15.2 and replacing it in its entirety by the following: “The Administrative Agent shall have the right to obtain new or updated Appraisals of the Project from time to time, provided that the Administrative Agent and the Lenders agree that any such new or updated Appraisal (other than the Appraisals expressly specifically required under this Agreement to be obtained as a condition to an increase in the Maximum Loan Amount under Section 2.1(a) hereof or as a condition to any extension of the Maturity Date under Section 2.6 hereof) shall not give rise to any adjustment to the Maximum Loan Amount or the Loan Commitment.”

8. Lender Assignments.  Section 18.7 of the Loan Agreement is hereby amended by adding the following new subsection (f) at the end of such Section:

“(f)           Notwithstanding anything to the contrary contained herein, the pledge or assignment by a Lender (the “Transferring Lender”) of all or any part of its rights under this Agreement and the other Loan Documents (the “Transferred Interest”) to a trustee, administrator or receiver or their respective nominees, collateral agents or collateral trustees (a “Security Trustee”) of a mortgage pool securing covered mortgage bonds issued by an eligible German bank (Pfandbriefbanken) permitted to issue covered mortgage bonds (Hypothekenpfandbriefe) under German bond law (Pfandbriefgesetz 2005, as the same may be amended or modified and in effect from time to time, and/or any substitute or successor legislation thereto) (any such pledge or assignment, a “Pfandbrief Transfer”) shall be included in the pledges and assignments permitted under the last sentence of Section 18.7(a) on the conditions stated in such sentence and subject to the following additional conditions:

(a)           Any further pledge or assignment by the Security Trustee of the Transferred Interest or any acquisition of the Transferred Interest by any Person other than the Security Trustee (each, an “Additional Transfer”) shall require the prior written consent of Administrative Agent in accordance with this Agreement.

(b)           Neither the Pfandbrief Transfer, nor any foreclosure on the Transferred Interest, nor any Additional Transfer, shall result in the release of the Transferring Lender from any of its obligations under this Agreement or the other Loan Documents (and the Transferring Lender shall remain responsible for all of the obligations originally incurred by it under this Agreement and the other Loan Documents with respect to the Transferred Interest), except, in the case of any such Additional Transfer that complies with the terms and provisions of the Loan Documents pursuant to which the Transferring Lender would be released from its obligations accruing from and after the Additional Transfer, for the obligations accruing from and after such Additional Transfer.  Consequently, notwithstanding the Pfandbrief Transfer, nor any foreclosure on the Transferred Interest, nor any Additional Transfer, the Transferring Lender shall remain obligated to fund its share of all Loans, all expense reimbursements (including, without limitation, as required pursuant to Section 17.7), all indemnification payments (including, without limitation, as required pursuant to Section 17.7) and all other amounts originally required to be funded by the Transferring Lender under the Loan Documents to the same extent as if no Pfandbrief Transfer, foreclosure on the Transferred Interest, or any Additional Transfer had occurred (except if such Additional Transfer complies with the terms and provisions of the Loan Documents pursuant to which the Transferring Lender would be released from its obligations accruing from and after the Additional Transfer, in which case the Transferring Lender shall be released from any such obligations accruing from and after such Additional Transfer in accordance with the terms of the Loan Documents).

(c)           Notwithstanding the Pfandbrief Transfer, or any foreclosure on the Transferred Interest, or any Additional Transfer, the Transferring Lender (and not the Security Trustee or any other transferee or assignee) shall have the exclusive right and power to exercise any and all approval, consent and voting rights under the Loan Documents that relate to the Transferred Interest, except that, in the case of an Additional Transfer that complies with the terms and provisions of the Loan Documents pursuant to which the Transferring Lender would be released from its obligations accruing from and after the Additional Transfer, the transferee or assignee shall succeed to the rights and powers originally held by the Transferring Lender to exercise any and all approval, consent and voting rights under the Loan Documents with respect to the Transferred Interest.

(d)           The interest acquired by the Security Trustee pursuant to the Pfandbrief Transfer or any foreclosure on the Transferred Interest, and the interest acquired by any other Person pursuant to any Additional Transfer, shall remain subject to all rights, defenses, offsets, claims and counterclaims which Administrative Agent, any Lender or Borrower may have against the Transferring Lender (including, without limitation, any such rights, defenses, offsets, claims and counterclaims that arise pursuant to Section 18.26), except, in the case of an Additional Transfer that complies with the terms and provisions of the Loan Documents pursuant to which the Transferring Lender would be released from its obligations accruing from and after the Additional Transfer, for any rights, defenses, offsets, claims and counterclaims which Administrative Agent, any Lender or Borrower may have against the Transferring Lender as a result of any acts or occurrences from and after the date of such Additional Transfer.

(e)           Notwithstanding the Pfandbrief Transfer, or any foreclosure on the Transferred Interest, or any Additional Transfer, Administrative Agent, any Lender and Borrower shall be entitled to deal exclusively with the Transferring Lender as the “Lender” with respect to the Transferred Interest, except in the case of an Additional Transfer which complies with the terms and provisions of the Loan Documents pursuant to which the Transferring Lender would be released from its obligations accruing from and after the Additional Transfer, in which case Administrative Agent, any Lender or Borrower shall be entitled to deal with the transferee or assignee of the Transferred Interest.

(f)           None of the Pfandbrief Transfer, nor any foreclosure on the Transferred Interest, nor any Additional Transfer shall affect or change in any way any of the rights or obligations with respect to the Transferred Interest. Without limiting the foregoing, any rights or claims of the pledgee or transferee of the Transferred Interest against Administrative Agent shall be subject to the same limitations and exculpations as are set forth with respect to the rights and claims of a “Lender” against Administrative Agent contained herein (including, without limitation, Article 17), and shall not in any event be greater than the rights or claims that could have been asserted by the Transferring Lender in accordance with the Loan Documents with respect to the Transferred Interest had such Pfandbrief Transfer, foreclosure on the Transferred Interest or Additional Transfer not occurred.

(g)           The pledgee or transferee of any interest pursuant to the Pfandbrief Transfer, any foreclosure on the Transferred Interest or any Additional Transfer shall be bound by the provisions of this Agreement as if it were a “Lender” hereunder.

(h)           The Transferring Lender shall promptly reimburse Administrative Agent for any and all out-of-pocket costs and expenses incurred by Administrative Agent in connection with Administrative Agent’s consideration of the request for the consent set forth herein and in connection with the negotiation and documentation of the same, including, without limitation, reasonable legal fees and expenses.”

9. References. Each of the parties hereby consents to all of the changes made to the Loan Agreement and to the Guaranties pursuant to this Amendment and agrees that each reference in the Loan Documents to the Loan Agreement and to the Guaranties shall deemed to be a reference to the Loan Agreement and the Guaranties as amended by this Amendment.

10. Representations and Warranties. Borrower hereby remakes, as of the Amendment Effective Date, all of the representations and warranties of Borrower in Section 4 of the Loan Agreement and each reference therein to “the date hereof” or “the Agreement Effective Date” shall be deemed to be a reference to the Amendment Effective Date.  Borrower hereby further represents and warrants to Agent and Lenders as follows:

(a) This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable in accordance with its terms;

(b) Except as expressly modified hereby, the Loan Documents are ratified and confirmed hereby, are in full force and effect, and Borrower has no defenses or offsets to the enforcement thereof or counterclaims which relate thereto;

(c) Upon execution and delivery of this Amendment and satisfaction of the conditions to the effectiveness of this Amendment, to the best of Borrower’s knowledge, information and belief, no Event of Default shall exist under the Loan Documents;

(d) Borrower and Guarantor each have full power and authority to execute this Amendment; and

(e) The Advances have been and shall be requested by Borrower, and the proceeds of the Advances have been and shall be utilized by Borrower, for its own account.

11. Governing Law.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Ohio, but giving effect to Federal laws applicable to national banks.

12. Release of Prior Claims

.  Borrower and Guarantor each do hereby release, remise, acquit and forever discharge the Administrative Agent and the other Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way arising out of or in any way connected to the Loan Agreement, the Payment Guaranty or the other Loan Documents (all of the foregoing hereinafter called the “Released Matters”).  Borrower and Guarantor each acknowledges that the agreements herein are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower and Guarantor each represents and warrants to the Administrative Agent and the other Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of Borrower or Guarantor in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

13. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

14. Continued Effect. Other than as expressly amended herein, both Borrower and Guarantor agree that the Loan Agreement, Payment Guaranty, the Completion Guaranty and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK –
SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF, the Borrower, the Guarantor, the Administrative Agent and the Required Lenders have caused this Third Amendment to Construction, Acquisition and Interim Loan Agreement and to Guaranties to be duly executed as of the date first above written.

BORROWER:

KIERLAND CROSSING, LLC, a Delaware limited liability company

By:	Glimcher Kierland Crossing, LLC, a Delaware limited liability company, its managing member

By:	Glimcher Properties Limited Partnership, a Delaware limited partnership

By:	Glimcher Properties Corporation, a Delaware corporation, its general partner

By: /s/ Mark E. Yale
Mark E. Yale
Executive Vice President,
Chief Financial Officer and
Treasurer

180 East Broad Street
Columbus, Ohio  43215
Attention:  Richard Burkhart
Phone:  614-887-5889
Facsimile:  614-621-2326
Email:  rburkhar@glimcher.com

With copies to:

Attention:  General Counsel
Phone:  614-887-5623
Facsimile:  614-621-8863
Email:  krieck@glimcher.com

GUARANTOR:

GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

By:           Glimcher Properties Corporation, a Delaware corporation, its general partner

By:  /s/ Mark E. Yale
Mark E. Yale
Executive Vice President, Chief
Financial Officer and Treasurer

180 East Broad Street
Columbus, Ohio  43215
Attention:  Richard Burkhart
Phone:  614-887-5889
Facsimile:  614-621-2326
Email:  rburkhar@glimcher.com

With copies to:

Attention:  General Counsel
Phone:  614-887-5623
Facsimile:  614-621-8863
Email:  krieck@glimcher.com

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent

By:  /s/ Kevin P. Murray
Name:   Kevin P. Murray
Title:     Senior Vice President

Address:

KeyBank - Real Estate Capital
127 Public Square - 8th Floor
Mail Code: OH-01-27-0839
Cleveland, OH  44114
Phone:  216-689-4660
Facsimile:  216-689-4997
Attn:  Kevin Murray

LENDERS:

KEYBANK NATIONAL ASSOCIATION, a national banking association

By:  /s/ Kevin P. Murray
Name:   Kevin P. Murray
Title:     Senior Vice President

Address:

KeyBank - Real Estate Capital
127 Public Square - 8th Floor
Mail Code: OH-01-27-0839
Cleveland, OH  44114
Phone:  216-689-4660
Facsimile:  216-689-4997
Attn:  Kevin Murray

EUROHYPO AG, NEW YORK BRANCH,
Individually and as Syndication Agent

By:  /s/ Erin Kerr
Name:  Erin Kerr
Title:    Vice President

By:  /s/ Stephen Cox
Name:   Stephen Cox
Title:     Executive Director

Address for notices:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, NY  10036
Attention:  Head of Portfolio Operations
Facsimile:  866-267-7680

with copy to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, NY  10036
Attention:  Head of Legal Department
Facsimile:  866-267-7680

THE HUNTINGTON NATIONAL BANK, individually and as Documentation Agent

By:  /s/ Michael Kauffman
Name:   Michael Kauffman
Title:     Senior Vice President

The Huntington National Bank
41 S. High Street, HC0840
Columbus, OH  43215
Attention:  Michael Kauffman, Senior Vice President
Phone:   216-515-6983
Facsimile:  877-297-9067

U.S. BANK NATIONAL ASSOCIATION
By:  /s/ Anthony Mathena
Name:   Anthony Mathena
Title:     Vice President

U.S. Bank National Association
175 S. Third Street
Columbus, OH  43215
Attention:  Anthony Mathena, Vice President
Phone:  614-232-8013
Facsimile:  614-232-8033

PNC BANK, NATIONAL ASSOCIATION

By:  /s/ Brent Sobczak
Name:  Brent Sobczak
Title:  Assistant Vice President, Real Estate Banking

PNC Bank
155 East Broad Street
Columbus, OH  43215
Attention:Brent Sobczak, Assistant Vice President
Real Estate Banking
Phone:  614-463-7233
Facsimile:  614-463-8058

RAYMOND JAMES BANK, FSB

By:
Name:
Title:

710 Carillon Parkway
St. Petersburg, FL  33716
Phone:  727-567-4196
Fax:  727-567-8830
Attention:  Thomas Scott